                            [BDO SEIDMAN LETTERHEAD]

April 8, 2003

Mr. Floyd W. Kephart
Chief Executive Officer
Mego Financial Corp.
1645 Village Center Circle
Las Vegas, NV 89134

Dear Mr. Kephart,

This is to confirm that the client-auditor relationship between Mego Financial Corp. (Comission File Number 1-8645) and BDO Seidman, LLP has ceased.


Sincerely,

/s/ BDO Seidman, LLP
---------------------
BDO Seidman LLP

Cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549